                                                                   EXHIBIT 10.23

                                 TAX AGREEMENT


       This Tax Agreement is made and entered into as of the 23rd day of February, 1995, by and between Amoco Production Company ("Seller"), a Delaware corporation, Amoco Corporation ("Amoco"), an Indiana corporation and the indirect parent of Seller, Walter International, Inc. ("Walter"), a corporation organized under the laws of Texas, Walter Congo Holdings Company ("Walter Holdings"), a corporation organized under the laws of Texas and a wholly-owned subsidiary of Walter, Nuevo Energy Company ("Nuevo"), a corporation organized under the laws of Delaware, The Congo Holding Company ("Nuevo Holdings"), a corporation organized under the laws of Texas and a wholly-owned subsidiary of Nuevo (Walter, Walter Holdings, Nuevo, and Nuevo Holdings hereinafter collectively "Guarantors"), and Walter International Congo, Inc. ("Walter Congo"), a corporation organized under the laws of Texas and a wholly-owned subsidiary of Walter Holdings, and The Nuevo Congo Company ("Nuevo Congo"), a corporation organized under the laws of Texas and a wholly-owned subsidiary of Nuevo Holdings (Walter Congo and Nuevo Congo hereinafter collectively "Purchasers").



                              W I T N E S S E T H:


       WHEREAS, Seller is the owner of ten (10) issued capital shares, one hundred United States Dollars (U.S. $100.00) par value per share, of each of Amoco Congo Exploration Company ("ACEC") and Amoco Congo Petroleum Company ("ACPC"), both Delaware corporations (hereinafter referred to as "Company" or "Companies"), constituting all of the Companies' issued and outstanding shares of capital stock ("Shares"); and

       WHEREAS, Seller, Guarantors, and Purchasers have entered into a Stock Purchase Agreement dated June 30, 1994 ("Agreement"), pursuant to which Seller agrees to sell and Purchasers agree to purchase the Shares on the terms and conditions stated therein; and

       WHEREAS, the Agreement contemplates that the purchase and sale of the Shares by Seller to Purchasers will be effectuated by means of a taxable reverse subsidiary merger, with the result that ACEC will be wholly owned by Walter Holdings and ACPC will be wholly owned by Nuevo Holdings; and

       WHEREAS, OPIC has issued to Walter and Nuevo a contract of political risk insurance (individually, an "Insurance Policy" and collectively, "Insurance Policies") in respect of such Guarantor's investment in the Companies; and, upon the payment of certain claims under either such policy, the applicable Guarantor will transfer, or cause to be transferred, to OPIC Shares and/or other interests in, or of, the applicable Company;

       WHEREAS, OPIC and the Purchasers have entered into a Finance Agreement (the "Finance Agreement") and a related Participation and Guaranty Agreement, each dated as of the date hereof (collectively the "Loan Documents") (which Loan Documents will become binding on the Companies upon consummation of the mergers referenced above), pursuant to which OPIC has guaranteed the obligations of the Purchasers and the Companies in respect of loans (the "Loans") to be made by as yet unspecified lenders pursuant to the Finance Agreement;

       WHEREAS, true and correct copies of the Insurance Policies and the Loan Agreements will be provided to Seller prior to Closing;
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       WHEREAS, the proceeds of the Loans advanced to Purchasers will be used exclusively to finance the purchase of the Shares by the Purchasers;

       WHEREAS, the obligations of the Companies and the Purchasers under the Loan Agreements will be secured by a pledge of the Shares and by a lien on specified escrow accounts at a bank in the United States containing only funds denominated in U.S. dollars;

       WHEREAS, the execution of this Tax Agreement by Purchasers, Guarantors, Seller, Amoco, and the Companies is a condition precedent to Closing of the sale of the Shares; and

       WHEREAS, Companies' operations are subject to taxation in the Republic of the Congo ("Congo") as branch operations of a foreign corporation; and

       WHEREAS, Companies may have incurred substantial dual consolidated losses ("DCLs"), as defined by the DCL Regulations; and

       WHEREAS, Seller and its Consolidated Group have filed all necessary certifications required pursuant to Treasury Regulation Section
1.1503-2A(d)(3), and intend to timely file all certifications required pursuant to Treasury Regulation Section 1.1503-2(g)(2), with the United States Internal Revenue Service ("IRS") regarding the use of said DCLs; and

       WHEREAS, the existing DCLs of the Companies must be recaptured into income under circumstances, potentially resulting in substantial tax liability; and

       WHEREAS, the parties hereto desire to avoid triggering recapture into income of said DCLs pursuant to the provisions of the DCL Regulations, and

       WHEREAS, the Purchasers hereby acknowledge that, after the sale of the Companies to the Purchasers, the Seller can rely only on the Guarantors, Purchasers and their successors and assigns, and the Companies to monitor the transactions of the Companies and take any action necessary to prevent the triggering of the DCL recapture liability.

       NOW THEREFORE, in consideration of the premises and the respective covenants, agreements, and conditions contained herein, the parties hereby agree as follows:



1.     Definitions

       For the purposes of this Tax Agreement, the following terms shall have the following meanings:

       "Affiliate" shall mean:

              (1) any company at least fifty percent (50%) of whose shares entitled to vote for the election of directors are owned, directly or indirectly, by such party;

              (2) any company which owns, directly or indirectly, at least fifty percent (50%) of the shares entitled to vote for the election of directors of such party; or

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              (3)    any company at least fifty percent (50%) of whose shares
                     entitled to vote for the election of directors are owned, directly or indirectly, by a company which at the same time owns, directly or indirectly, at least fifty percent (50%) of the shares entitled to vote for the election of directors of such party.


       "Closing Agreement" shall mean an agreement described in Treasury Regulation Section 1.1503-2(g)(2)(iv)(B)(2).


       "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended. All references herein to the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto.


       "Consolidated Group" shall mean a group of corporations that has elected to make a consolidated return with respect to income tax imposed by chapter 1 of the Code.


       "DCL" shall mean the dual consolidated losses of the Companies, if any, as defined in section 1503(d) of the Code and the DCL Regulations.


       "DCL Regulations" shall mean Treasury Regulation Section 1.1503-2A, Treasury Regulation Section 1.1503-2, or any successor regulation as in effect from time to time.


       "Event of Default" shall have the meaning defined in the Finance
       Agreement.


       "Loss Event" shall have the meaning defined in the Insurance Policies.


       "Obligated Person" shall mean any Person (other than OPIC or any Person (other than a Person who is a party to this Tax Agreement) who acquires any interest in any of the Shares or any of the assets of any Company from or under the direction of OPIC solely as a result of OPIC's exercise of its rights under any Insurance Policy or Loan Agreement) who acquires any interest in any of the Shares or any of the assets of any Company (including but not limited to any transferee, creditor, guarantor, or subrogee), excluding any unrelated third party who purchases hydrocarbons or surplus materials or equipment from a Company in the ordinary course of the Company's business.


       "OPIC" shall mean the Overseas Private Investment Corporation, an agency of the United States of America organized as a corporation under the laws of the United States.

       "Person" shall have the meaning contained in section 7701(a)(1) of the Code and any Treasury Regulations promulgated thereunder.





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       "Separate Unit" shall have the meaning contained in Treasury Regulation
       Section 1.1503-2(c)(3).

       "Taxes" shall mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, fees, assessments, or charges in the nature of a tax, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any of the foregoing Taxes.

       "Tax Agreement" shall mean this Tax Agreement and any amendments thereto.

       "Triggering Event" shall mean any one or more of the events specified in Treasury Regulation Section 1.1503-2(g)(iii)(A) or Treasury Regulation 1.1503-2A(d)(4), the occurrence of which would require the recapture of DCLs, plus applicable interest, into income as provided in the DCL Regulations.


All other terms specifically defined in the Agreement and not defined herein shall have the meanings assigned to them in the Agreement unless the context clearly requires otherwise.


2.     Initial Closing Agreement

       A. Amoco, Guarantors, and Companies agree that prior to Closing, they shall submit to the IRS a request for a Closing Agreement as specified in Treasury Regulation Section
              1.1503-2(g)(2)(iv)(B)(2).

       B. In conjunction with the Closing Agreement specified in Article 2.A, above, and as an integral part thereof, Amoco shall request from the IRS, on behalf of itself Guarantors, Purchasers, and Companies, such rulings as Amoco, in its sole discretion (but in consultation with Guarantors), deems necessary, which may include, but may not be limited to, the following:

              (1) that the net operating losses incurred by the Companies are not DCLs;

              (2) that the sale of the Shares pursuant to the Agreement will not constitute a Triggering Event with respect to any DCLs of the Companies;

              (3) that a subsequent transfer of any of the Shares or any of the assets of either of the Companies to OPIC or to any other creditor as the result of a foreclosure or Loss Event, to a bankruptcy trustee or receiver (or substantially similar Person) as the result of a bankruptcy proceeding or receivership (or a substantially similar proceeding), or to the Congo (or an Affiliate thereof) as a result of an expropriation, will not constitute a Triggering Event; and

              (4) that any transfer of any of the Shares or any of the assets of either of the Companies to any Person that is already a party to





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                     the Closing Agreement specified in Article 2.A above will
                     not constitute a Triggering Event.

       C. Amoco, Guarantors, Purchasers, and Companies agree to make all representations and to supply all information necessary for the IRS to enter into the Closing Agreement and to issue the rulings requested under this Article 2, including, but not limited to:

              (1) representations by Amoco, Guarantors, and Companies that they agree to be jointly and severally liable for the amount of income tax, plus applicable interest, due as a result of the occurrence of any Triggering Event;

              (2) representations by Guarantors and Companies that they will treat any potential recapture amount as unrealized built-in gain for purposes of section 384(a) of the Code;

              (3) representations by Walter, Nuevo and Companies that they will each timely file the certifications required by Treasury Regulation Section Section
                     1.1503-2(g)(2)(iv)(B)(2)(iii) and 1.1503-2(g)(2)(i).


3.     Covenants Regarding Periods After Closing

       Purchasers, Guarantors, and Companies agree with respect to each taxable year ending after the Closing Date that they:

       A. shall not take any action to cause the occurrence of any Triggering Event;

       B. shall limit the business of the Companies to the exploitation of the Yombo Permit;

       C. shall promptly notify Seller of (i) any proposed voluntary sale, exchange, transfer, contribution, distribution, actual or constructive liquidation, dissolution, reorganization, lease, farmout, or other disposition of a Company, any of the Shares that would have the effect of causing a Company to cease being a member of its Consolidated Group, or any of the assets of a Company or any Separate Unit thereof (other than sales of hydrocarbons or surplus materials or equipment to unrelated third parties in the ordinary course of business), or (ii) any proposed sale, exchange, transfer, contribution, reorganization, distribution, actual or constructive liquidation, dissolution, lease, or other disposition of a Guarantor or the stock of a Guarantor that would have the effect of causing a Company to become a member of a new Consolidated Group. Prior to the consummation of any such voluntary sale, exchange, transfer, contribution, reorganization, distribution, actual or constructive liquidation, dissolution, lease, farmout, or other disposition, Guarantors, Purchasers, and Companies shall:

              (1) allow Seller to advise Guarantors, Purchasers, and Companies regarding the terms and conditions of such proposed sale, exchange, transfer, contribution, reorganization, distribution, actual or constructive liquidation, dissolution, lease, farmout, or other disposition solely for the purpose of avoiding recapture of any DCLs of the Companies or any Separate Unit thereof as a result of said sale, exchange, transfer, contribution,





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                     reorganization, distribution, actual or constructive
                     liquidation, dissolution, lease, farmout, or other disposition; and

              (2) obtain the written approval of Seller with respect to such terms and conditions, which approval shall not be unreasonably withheld;

       D. shall promptly notify Seller of any actual or potential involuntary sale, exchange, transfer, contribution, reorganization, distribution, actual or constructive liquidation, dissolution, lease, farmout, or other disposition of a Company or any of the Shares or any of the assets of a Company or any Separate Unit thereof, or any sale, exchange, transfer, contribution, reorganization, distribution, actual or constructive liquidation, dissolution, lease, or other disposition of any of a Guarantor or the stock of a Guarantor that could have the effect of causing a Company to become a member of a new Consolidated Group, including, but not limited to
              (i) any Event of Default by any of Guarantors, Purchasers, or Companies under any Loan Document or other obligation to OPIC;
              (ii) any default or claimed default by any of the Guarantors, Purchasers, or Companies with respect to any indebtedness that could result in a recapture of DCLs of the Companies or any Separate Unit thereof; or (iii) any Loss Event under any Insurance Policy or any other similar policy issued by any other Person relating to the Companies that could result in a recapture of DCLs of the Companies or any Separate Unit thereof;

       E. shall, prior to any sale, exchange, transfer, contribution, reorganization, distribution, actual or constructive liquidation, dissolution, lease, farmout, or other disposition of a Company or any of the Shares that would have the effect of causing a Company to cease being a member of its Consolidated Group or any of the assets of a Company or any Separate Unit thereof (other than sales of hydrocarbons or surplus materials or equipment in the ordinary course of business), notify Seller in writing of the terms and conditions of the proposed sale, exchange, transfer, contribution, disposition, reorganization, actual or constructive liquidation, dissolution, lease, farmout, or other disposition and Seller shall then have thirty (30) days to elect to purchase such Shares or assets on such notified terms;

       F. shall require any Obligated Person to agree to fulfill and be bound by all of the obligations and covenants of Purchasers, Guarantors, and Companies contained in this Tax Agreement;

       G. shall honor and abide by, and shall not in any way amend the terms and obligations, of that certain Letter dated November 21, 1994, to the Director General of Taxation of the Congo;

       H. shall not permit any Company to incur secured indebtedness in excess of $10,000,000 in the aggregate, other than the Loans, without the prior written consent of Seller, which consent shall be granted if the lender enters into an option agreement with Seller similar in form and substance to that certain Option Agreement attached as Schedule L to the Agreement; and

       I. shall not permit any omission (other than any failure to contribute money or assets to the Companies) that causes a Triggering Event.





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Notwithstanding the covenants contained in this Article 3, (A) if (i) the conditions contained in Article 4.B or Article 4.C hereof are met with respect to an event and (ii) any Guarantor or Purchaser is released from any indemnity in accordance with Article 4.B hereof or Article 4.C hereof, then the Guarantors and Purchasers shall, with respect to that event only, (a) have no further obligation to comply with the obligations or covenants contained herein and (b) be released from any breach of any covenant or obligation contained herein, and (B) if (i) the conditions contained in Article 4.B hereof are met with respect to an event and (ii) any Company is released from any indemnity in accordance with Article 4.B hereof, then the Companies, Guarantors, and Purchasers shall, with respect to that event only, (a) have no further obligation to comply with the obligations or covenants contained herein, and
(b) be released from any breach of any covenant or obligation contained herein. For purposes of this paragraph and Article 4.B and Article 4.C hereof, an event shall be deemed to be a separate event regardless of whether it may be, or may have been intended to be, directly or indirectly, dependent on, related to, or contemporaneous with any other event.


4.     Indemnification by Guarantors- Purchasers, and Companies

       A. Except as expressly provided in Article 4.B and 4.C hereof Walter, Walter Holdings, Walter Congo, Nuevo, Nuevo Holdings, Nuevo Congo, ACEC, ACPC, or each of them, jointly and severally, agree to indemnify and hold harmless Seller, its Affiliates and their respective directors, officers and employees from and against any and all Taxes, tax credits utilized, interest, penalties, costs of enforcement and reasonable attorneys fees incurred in defending any claim for Taxes, interest, penalties, or additional income or the enforcement of this indemnification, if any, arising out of or based upon or with respect to any failure by Walter, Walter Holdings, Walter Congo, Nuevo, Nuevo Holdings, Nuevo Congo, a Company, or any of them, to comply with each and every obligation and covenant of this Tax Agreement.

       B. Notwithstanding the foregoing Article 4.A, no Guarantor, Purchaser, or Company, shall be required to indemnify Seller, its Affiliates or their respective directors, officers, and employees:

              (1) if, in the case of (i) a voluntary sale, exchange, transfer, contribution, reorganization, distribution, actual or constructive liquidation, dissolution, lease, farmout, or other disposition of a Company or any of the Shares that would have the effect of causing a Company to cease being a member of its Consolidated Group or assets of a Company (other than sales of hydrocarbons or surplus materials or equipment in the ordinary course of business), or (ii) any sale, exchange, transfer, contribution, reorganization, distribution, actual or constructive liquidation, dissolution, lease, or other disposition of a Guarantor or the stock of a Guarantor that would have the effect of causing a Company to become a member of a new Consolidated Group, such Guarantor, Purchaser, or Company obtained the review and written approval described in Article 3.C hereof;

              (2) in the case of a transfer of any Shares or U.S. dollars contained in any escrow account to OPIC or any other secured lender as a result of a foreclosure upon default, but only if Seller and OPIC or other secured lender, as the case may be, are, at the time of





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                     such transfer of Shares or U.S. dollars, parties to an
                     option agreement in the form and substance of that certain Option Agreement attached as Schedule L to the Agreement;

              (3) in the case of any transfer of Shares or assets resulting from an expropriation or other Loss Event under an Insurance Policy, unless OPIC fails to pay compensation for any loss under political risk or similar insurance because OPIC has determined that a primary cause of the loss was unreasonable actions, including corrupt practices, attributable to a Company, Purchaser, or Guarantor; or

              (4) if, in the case of any other sale, exchange, transfer, contribution, reorganization, distribution, actual or constructive liquidation, dissolution, lease, farmout, or other disposition of a Company or any of the Shares or assets of a Company not otherwise described in this
                     Article 4.B, such Guarantor, Purchaser, or Company complied with Article 3.E hereof.

       C. Notwithstanding the foregoing Article 3 or Article 4.A, none of the Guarantors or Purchasers shall be required to comply with the covenants and obligations contained in Article 3 hereof or to indemnify Seller, its Affiliates, or their respective directors, officers, and employees in the case of a Triggering Event attributable to a taxable period in which a Company is not an Affiliate of any of the Guarantors.


5.     Indemnification by Seller

       If the Guarantors, Purchasers, and Companies shall have complied with the obligations and covenants contained in Article 3 of this Tax Agreement with respect to a Triggering Event that caused the recapture of DCLs of a Company or a Separate Unit thereof and such DCLs are attributable to periods ending on or before the Closing Date, then Seller shall indemnify and hold harmless Guarantors, Purchasers, Companies, their Affiliates, and their respective directors, officers and employees from and against any and all Taxes, tax credits utilized, interest, penalties, costs of enforcement, and reasonable attorneys fees incurred in defending against any claim for Taxes, interest, penalties, or additional income or the enforcement of this indemnification, if any, arising out of or based upon or with respect to any such recapture.

6.     Rights of Indemnifying Party

       A. Each indemnified party hereunder agrees that within five (5) calendar days following the issuance of any notice from any taxing authority of a Tax assessment or deficiency resulting from any DCL recapture in connection with which a claim for indemnification under this Tax Agreement might be made (a "Claim"), it will give prompt notice thereof to the indemnifying party, together with a statement of such information respecting any of such facts as it may have and a formal demand for indemnification. The indemnifying party shall not be obligated to indemnify the indemnified party with respect to any Claim if the indemnified party falls to notify the indemnifying party in sufficient time to permit the indemnifying party to defend against such matter and to make a timely response thereto.

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       B.     The indemnifying party shall be entitled at its cost and expense to contest and defend by all appropriate legal proceedings any Claim with respect to which they are called upon to indemnify the indemnified party; provided, that notice of the intention so to contest shall be delivered by the indemnifying party to indemnified party within 10 days after the date of receipt by the indemnifying party of notice by the indemnified party of the assertion of the Claim. Any such contest may be conducted in the name and on behalf of the indemnifying party or the indemnified party as may be appropriate. The indemnified party shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense.


       C. If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any Claim that the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the Person asserting the Claim, or any cross-complaint against any Person, and the indemnifying party will reimburse the indemnified party for any expenses it incurs by so cooperating. The indemnified party agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all Persons asserting any Claim the indemnified party or conferences with representatives of or counsel for such Persons.

       D. The indemnified party shall take no action which would prejudice the indemnifying party's defense of the matter giving rise to the Claim.

       E. The indemnified party shall have no right to recover from any other party hereto any losses, costs, expenses, or damages arising under or in connection with this Tax Agreement any amount in excess of actual damages, court costs, and reasonable attorney fees, suffered by such party. Each indemnified party waives any right to recover punitive, special, exemplary, and consequential damages arising under or in connection with this Tax Agreement.


7.     Defense Against Tax Claims

       A. Seller, Guarantors, Purchasers, and Companies each agrees to notify the other parties to this Tax Agreement promptly in the event that, in respect of a Company or any Separate Unit thereof,
              (i) any tax authority, in the course of any audit or other examination of the tax returns or records of such party, raises any question or issue with respect to any loss, expense, or deduction constituting a DCL or any potential DCL recapture, or
              (ii) any tax authority issues a notice of proposed adjustment or similar notice with respect to any potential DCL recapture.

              Purchasers will permit Seller and will cause the Companies and/or their successors to permit Seller, at Seller's option and expense, to direct the Companies or Purchasers to take whatever actions are reasonably necessary in Seller's judgment to contest and defend any issues which may result in a claim for such Taxes prior to the payment of such Taxes.




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

              In the event Purchasers and/or the Companies are responsible for paying Taxes described in this Tax Agreement or required to pay Seller the amount of such Taxes under any of the terms of this Tax Agreement, Seller will permit Purchasers, at Purchasers' option and expense, to direct Seller to take whatever actions are reasonably necessary in Purchasers' judgment to contest and defend any issues which may result in a claim for such Taxes prior to the payment of such Taxes and prior to the payment of the amount of such Taxes to Seller. If Purchasers exercise the option provided for in the preceding sentence, Seller will, at Purchasers' request, cause its employees and representatives to be available (at reasonable times and places) to consult with employees and representatives of the Purchasers regarding the issues relating to such Taxes. Purchasers shall reimburse Seller for all its reasonable costs and expenses in complying with the previous sentence.

              In the event of a claim by any taxing authority which will adversely affect both Seller, Purchasers and/or the Companies by the liability to pay Taxes and by payments under the terms of this Tax Agreement or, if the liability under such claim cannot be readily ascertained, Seller and Purchasers agree to cooperate fully with each other, each bearing its own expenses, to take whatever action is necessary to contest and defend or to direct the Companies to contest and defend any issue which may result in a claim for Taxes or a payment under the terms of this Tax Agreement prior to the payment of such Taxes and prior to the payment of the amount of such Taxes to Purchasers or Seller.

       B. If a Tax has been paid to any taxing authority and, as a result of the payment of such Tax, either Seller or Purchasers incurs a liability to make payment to the other because of the payment of such Tax, provisions similar to Article 6.A above shall apply to enable the party or parties bearing the burden of the Tax liability to cause the appropriate party to take whatever action is necessary to claim, pursue or litigate with respect to a refund of such Tax. If the entire burden of an increased Tax liability has been borne by Seller or by Purchasers, the right to litigate for or otherwise claim Tax refunds shall be assigned, to the extent it is legally permissible to do so, to the party bearing such economic burden. If any refunds or settlement amounts shall be delivered to the party who did not bear the burden of the Tax liability, such party shall assign such amounts to the party who bore the burden of the Tax liability. In the event both Seller and Purchasers jointly bear the economic burden of the payment of any Tax described in this Tax Agreement, Seller and Purchasers agree to cooperate fully with each other, each bearing its own expenses, to cause the appropriate party to litigate the claim for Tax refund and to share the proceeds of any refund or settlement in proportion to the economic burden previously borne.


8.     Survival

       The obligations, covenants, and agreements set forth in this Tax Agreement and in any certificate or instrument delivered in connection herewith shall, unless otherwise provided herein, survive the date of Closing.


9.     Notices




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       A.     All notices shall be given in writing and shall be delivered (i)
              by hand to the party for which intended, (ii) by registered or certified mail, return receipt requested, postage prepaid, (iii) by telex, or (iv) by facsimile, all of which addressed to the party for which it is intended at the following respective addresses or such other address previously furnished in writing by either party:



              To Amoco or Seller:             Amoco Production Company
                                              501 WestLake Park Boulevard
                                              Houston, Texas 77079
                                              Telephone: (713) 366-7119
                                              Facsimile: (713) 366-7596
                                              Attention: Michael A. Wolf,
                                              Director of Taxes--APC(I)


              To Guarantors or Purchasers:    Walter International, Inc.
                                              1021 Main Street, Suite 2110
                                              Houston, Texas 77002-6502
                                              Telephone: (713) 756-1100
                                              Facsimile: (713) 756-1111
                                              Attention: Mr. F. Fox Benton, Jr.


                                              Nuevo Energy Company
                                              1221 Lamar, Suite 1600
                                              Houston, Texas 77010-3039
                                              Telephone: (713) 650-1246
                                              Facsimile: (713) 756-1898
                                              Attention: Mr. Roland Sledge


              To Companies:                   The Nuevo Congo Company
                                              (formerly Amoco Congo Petroleum
                                              Company)
                                              1221 Lamar, Suite 1600
                                              Houston, Texas 77010-3039
                                              Telephone: (713) 650-1246
                                              Facsimile: (713) 756-1898
                                              Attention: Mr. Roland Sledge

                                              Walter International Congo, Inc.
                                              (formerly Amoco Congo Exploration
                                              Company)
                                              1021 Main Street, Suite 2110
                                              Houston, Texas 77002-6502
                                              Telephone: (713) 756-1100
                                              Facsimile: (713) 756-1111
                                              Attention: Mr.  F. Fox Benton, Jr.


       B. The date of service of the notice shall be the date on which notice is received.

10.    No Waiver

       No failure or delay by any party hereto in exercising any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy preclude the exercise of any other right power, privilege or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No amendment, modification or waiver of, or consent with respect to, any provision of this Tax Agreement shall in any event be effective unless the same shall be in writing.


11.    Successors and Assigns

       This Tax Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns other than OPIC or any other Person who is not an Obligated Person. No party to this Tax Agreement shall be relieved of its obligations hereunder, by assignment or otherwise, without the prior written consent of the other parties hereto.


12.    Governing Law and Dispute Resolution

       A. This Tax Agreement shall be governed by the laws of Illinois excluding any choice of law provisions which would require the application of the law of any other jurisdiction.

       B. Any action, dispute, claim or controversy of any kind now existing or hereafter arising between any of the parties hereto in any way arising out of, pertaining to or in connection with this Tax Agreement (a "Dispute") shall be resolved by binding arbitration in accordance with the terms hereof. Any party may, by summary proceedings, bring an action in court to compel arbitration of any Dispute.

       C. Any arbitration shall be administered by the American Arbitration Association (the "AAA") in accordance with the terms of this
              Article 12, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any award rendered by an arbitrator may be entered in any court having jurisdiction.

       D. Any arbitration shall be conducted before one arbitrator. The arbitrator shall be a licensed practicing attorney who is knowledgeable in the subject matter of the Dispute selected by agreement between the parties hereto. If the parties cannot agree on an arbitrator within 30 days after the request for an arbitration, then any party may request the AAA to select an arbitrator. The arbitrator may engage engineers, accountants or other consultants that the arbitrator deems necessary to render a conclusion in the arbitration proceeding.

       E. To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrator shall make specific written findings of fact and conclusions of law. The arbitrator shall have the power to award recovery of all costs and fees to the prevailing party. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential except for disclosure of information required by applicable law.

       F. All fees of the arbitrator and any engineer, accountant or other consultant engaged by the arbitrator, shall be paid by Seller, on the one hand, and the Purchasers, on the other hand, equally unless otherwise awarded by the arbitrator.


13.    Further Assurances and Guaranty

       A. Purchasers and Seller hereby agree to execute all such further instruments and documents, and to take all such other actions, as may be reasonable and appropriate to further effectuate the intent of this Tax Agreement.

       B. The Guarantors, jointly and severally, unconditionally guarantee as if each of them were the primary obligor, the punctual payment and performance of the Purchasers' and the Companies' obligations under this Tax Agreement and any other agreement between Purchasers, Companies, and Seller required by this Tax Agreement.


14.    Headings

       References herein to Articles are to Articles of this Tax Agreement. Article headings in this Tax Agreement are included herein for convenience of reference only and shall not constitute a part of the Tax Agreement for any other purpose.


15.    Severability of Provisions

       Any provision of this Tax Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.


16.    Execution in Counterparts

       This Tax Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.


17.    Entire Agreement

       This Tax Agreement represents the entire understanding of the parties with respect to the subject matter hereof. There are no other terms, conditions, representations or warranties, express or implied, written or oral, except as set forth herein. No amendments, modifications or additions hereto shall be binding unless executed in writing by all of the parties to this Tax Agreement.


18.    Expenses

       Except as otherwise expressly provided in the Agreement or in this Tax Agreement, each party shall pay its own expenses, including consultants', counsels', and public accountants' fees and expenses incurred in any way in connection with this Tax Agreement.


19.    Confidentiality

       Except as may be required by law or regulation or this Tax Agreement, the parties agree to keep confidential this Tax Agreement and the terms and provisions hereof and not to disclose them to any third party without the prior written consent of the parties hereto.


20.    No Third Party Beneficiaries

       Nothing expressed or referred to in this Tax Agreement is intended to or shall be construed to give any Person other than Amoco, Seller, Purchasers, Guarantors, or Companies any legal or equitable remedy or claim under or with respect to this Tax Agreement.


IN WITNESS WHEREOF, the parties have negotiated and duly executed this Tax Agreement at Houston, Texas, on the day and year first written above.



       AMOCO CORPORATION


       By: /s/ John D Spence
       Name: John D. Spence
       Title: Attorney-in-Fact

       AMOCO PRODUCTION COMPANY

       By: /s/ John D Spence
       Name: John D. Spence
       Title: Attorney-in-Fact


       WALTER INTERNATIONAL CONGO, INC.

       By: /s/ J C Walter, Jr
       Name: J.C. Walter, Jr.
       Title: President


       THE NUEVO CONGO COMPANY

       By: /s/ Michael D Watford

       Name: Michael D. Watford
       Title: President


       WALTER INTERNATIONAL, INC.

       By: /s/ J C Walter, Jr
       Name: J.C. Walter, Jr.
       Title: President


       NUEVO ENERGY COMPANY


       By: /s/ Michael D Watford
       Name: Michael D. Watford
       Title: President


       THE CONGO HOLDING COMPANY

       By: /s/ Michael D Watford
       Name: Michael D. Watford
       Title: President



       WALTER CONGO HOLDINGS, INC.

       By: /s/ J C Walter, Jr
       Name: J.C. Walter, Jr.
       Title: President


       AMOCO CONGO EXPLORATION COMPANY

       By: /s/ John D Spence
       Name: John D. Spence
       Title: Attorney-in-Fact

       AMOCO CONGO PETROLEUM COMPANY

       By: /s/ John D Spence
       Name: John D. Spence
       Title: Attorney-in-Fact